Exhibit 99.2

May 31, 2012
FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
MAINTAINS QUARTERLY DIVIDEND

ST. PETERSBURG, Fla. – The Raymond James Financial Board of Directors today declared a quarterly cash dividend on its common shares of $.13 per share, payable July 17, 2012, to shareholders of record on July 2, 2012.

“This is the 27th consecutive year in which Raymond James has paid our shareholders a dividend,” said Executive Chairman Thomas A. James. “The board is pleased to continue sharing the firm’s success with our shareholders.”

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its four principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, Raymond James | Morgan Keegan and Raymond James Ltd., have more than 6,000 financial advisors serving over 2 million accounts in more than 2,500 locations throughout the United States, Canada and overseas. In addition, total client assets exceed $370 billion, of which approximately $40 billion are managed by the firm’s asset management subsidiaries.

Forward Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, due to a number of factors, which include, but are not limited to, difficulty integrating Raymond James' and Morgan Keegan's businesses or realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, diversion of management time on integration issues, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2011 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended December 31, 2011 and March 30, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

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For more information, please contact Steve Hollister at 727-567-2824.

Please visit the Raymond James Press Center at raymondjames.com/media.